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[LOGO]
FIRST NATIONAL BANK
OF NAPLES

P.O. Box 413043
Naples, Florida 34101-3043
Phone: (941) 262-7600
Fax:   (941) 262-6267

June 26, 1997

Mr. Peter J. Fiscina, President
Certified Diabetic Supplies, Inc.
1954 J & C Blvd.
Naples, FL 34109

Dear Mr. Fiscina:

         FIRST NATIONAL BANK OF NAPLES,("Lender") is pleased to inform you that is has approved your request for a loan (the "Loan") in an amount up to One Million and no/100 Dollars ($1,000,000.00) under terms as further outlined in this commitment letter, for the purpose of a working capital line of credit. The Loan shall be evidenced by Borrower's promissory note in the amount of $1,000,000.00 (the "Note") and secured by UCC-1 filings, giving the bank a first lien position, covering all accounts, accounts receivable, inventory, and equipment now owned or hereafter acquired.

Borrower

         Certified Diabetic Supplies, Inc., a Delaware corporation.

Loan Amount:

         The total amount of the Loan shall be a maximum of $1,000,000.00.

Interest Rate:

         Interest on all amounts which shall, from time to time, remain outstanding under the loan shall accrue at the rate of Prime plus three quarters of one percent (.75%) per annum. Interest shall be calculated on the basis of the actual number of days elapsed over a 360 day year. Prime rate is the "Prime Rate" charged by Banker's Trust of New York, NY.

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                  "Where little things make a BIG difference."

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Payments:

         Payments of interest on the outstanding balance shall be due and payable monthly, and continuing on the same date of each and every month thereafter. Principal due on maturity of note.

Loan Advance:

         Funds shall be advanced based on a formula of 65% percent of current accounts receivables, 50% of inventory and $300,000.00 to be advanced after receipt of a letter from Jesup & Lamont Securities, Inc. of New York, New York authorizing payment of Three Hundred Thousand and NO/100 Dollars ($300,000.00) from the first proceeds of sale of stock offering.

Loan Term:

         The loan shall be a Revolving Line of Credit for a term of one year. Each advance shall have a maturity date not to exceed the term of the line.

Deposits:

         Certified Diabetic Supplies, Inc. and related companies shall maintain its depository relationship at First National Bank of Naples.

Guaranty:

         The loan shall be guaranteed by Peter J. Fiscina and Albert R. Ayala. Lender Agree's to review Borrower's financial condition at such time as Certified Diabetic Supplies, Inc. becomes a publicly traded company on the Nasdaq Stock Exchange. Lender may elect to release Peter J. Fiscina and Albert
R. Ayala from their respective guarantees. However, the election to do so is at the sole discretion of the Lender.

Closing Date:

         The loan shall be closed upon five (5) days notice to Lender by Borrower but not later than August 29, 1997.

Miscellaneous:

         1. Borrower shall obtain and maintain satisfactory liability insurance coverage on all collateral listed on the loan. The initial policy shall be prepaid and delivered to Lender prior to closing and all renewal policies shall be deposited with Lender as evidence of such insurance.

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         2. The Note will provide that in the event payment of any monthly interest is not made within ten (10) days of its due date, a late charge of five percent (5%) of such payment may be assessed, or that in the event of any default in the terms of the Loan, the Borrower shall pay, during the period of default, interest on the unpaid balance of the Loan at the maximum rate allowable by law. The Note shall further provide that if all or any part of any installment payment remains unpaid more than ten (10) days after the date due and payable, or if any other sums required to be paid under the Note are not paid when due, or if Borrower should default in the observance of any of the covenants, terms and conditions of the Note or any other Loan Document then the entire principal amount of the Loan, together with all accrued interest thereon, shall, at the option of Lender, become immediately due and payable forthwith without further notice to Borrower. The Loan may be prepaid in whole or part, at anytime and from time to time, while not in default. All payments under the Note shall be applied first to accrued and unpaid interest and the balance, if any to principal.

         3. Lender will require of Borrower and Peter J. Fiscina and Albert R. Ayala to furnish Lender, within 90 days following the end of each fiscal year during the term of the Loan, and at such other times as Lender may require, a copy of the Borrower's current financial statement (balance sheet and profit and loss statements) and federal income tax return (or other income verification satisfactory to Lender).

         4. The Note will contain a provision that on sale or transfer of (a) the subject property and assets or any legal or equitable interest therein, or
(b) beneficial interest in Borrower (if Borrower is a corporation, partnership, or fiduciary), without Lender's prior written approval, then Lender may, at Lender's option, declare the indebtedness secured by the Note immediately due and payable without forfeiture of any prepayment penalty agreed to in the Note.

         5. Borrower will deliver to Lender a "Receivables Aging Schedule" and "Inventory Listing" on a monthly basis and quarterly interim financial statements on Certified Diabetic Supplies, Inc.

         6. The Note will contain a provision prohibiting Borrower form pledging or encumbering the business assets or personal property securing this Loan in any manner whatsoever without the prior written consent of Lender.

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         7. All Loan documents, guarantees, and security agreements used in this transaction shall be on forms prescribed or approved by Lender and Lender's legal counsel.

         8. This commitment is subject to all provisions imposed on Lender by regulatory authorities, provided, however, if it should be determined that any such regulatory provisions would prevent the closing of the loan as contemplated herein, then, unless Borrower agrees in writing to such changes in this commitment as may be required to conform the Loan to such regulations, the commitment fee will be refunded and this commitment will be canceled and considered null and void.

         9. This commitment is conditioned upon the initial and continuing accuracy and applicability of all information, data, representations, exhibits, financial statements, and other material submitted to Lender in connection with the application for, and the consummation of, the subject Loan. Any material misinformation or withholding of material information incident thereto shall, at the option of Lender, void all of Lender's obligations hereunder. Should any material adverse change take place in Borrower's business or financial condition or in the subject property, Lender shall have the option of canceling this commitment. It is agreed that in such event all fees paid by Borrower will be retained by Lender as liquidated damages. By acceptance of this commitment, Borrower agrees to promptly notify Lender in writing of any material changes in information submitted to Lender.

         10. All terms and conditions of this commitment are basic to the proposed Loan transaction. All instruments executed and delivered in connection with said transaction shall, to the extent the provisions thereof are consistent with the terms hereof, be construed merely as implementing this commitment. To the extent the terms of this commitment are not contradicted by the provisions of instruments later executed, the terms hereof shall survive the execution and delivery of all documents connected with the subject Loan transaction.

         11. This commitment letter sets forth the entire agreement between Borrower and Lender and supersedes any and all statements, agreements or representations, whether oral or written, made by Lender or anyone acting on Lender's behalf. Any modification or wiaver of any provisions of this commitment must be in writing and must be signed by Borrower and Lender.

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         12. Borrower's acceptance of this commitment shall constitute its unconditional agreement to pay all costs, expenses in connection with this commitment letter and the making of the Loan, whether or not the Loan closes, including but not limited to, the cost of obtaining, preparing and furnishing all documents required herein including hazard insurance; recording and filing fees; any outside legal counsel retained by Lender.

         13. Lender reserves the right at such times as lender may reasonably request to make a physical inspection of the inventory.

         14. Borrower shall provide Certification of Good Standing from the State of Delaware, showing the Corporation is in good standing and authorized to do business in the State of Florida.

Commitment Fee:

         No Fee - Shall be due upon acceptance of this commitment letter. Lender and Borrower agree that a $500.00 commitment fee was previously paid on loan number CLA 117-87703. Loan number CLA 117-87703 is replaced by this commitment and no fees will be due unless renewed at maturity.

Representations:

         This commitment has been issued to Borrower on the basis of all information provided by Borrower and all representations, exhibits, data and other materials submitted with or in support of Borrower's Loan Application. Any material misinformation or withholding of material information hereto shall, at the option of Lender, void all of Lender's obligations hereunder.

         This commitment shall only be effective upon receipt by Lender on or before July 30, 1997, of an accepted copy of this commitment executed by Borrower. If an accepted commitment, is not received by Lender as hereinabove set forth, this commitment shall terminate.

         Borrower and Lender agree that this commitment letter shall survive the closing of the Loan contemplated herein and that each and every one of the obligations and undertakings of the Borrower set forth herein shall be continuing obligations and undertakings and shall not cease or terminate until the Loan, including any renewals or extensions, together with all principal and interest have been paid in full.

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Very truly yours,

/s/ RONALD L. RUCKER SVP

Ronald L. Rucker
Senior Vice Preisdent

         The undersigned hereby accept the terms and conditions of the foregoing loan commitment of FIRST NATIONAL BANK OF NAPLES on this 22 day of July, 1997.


BORROWER:
Certified Diabetic Supplies, Inc.


By:    /s/ PETER J. FISCINA                                Submitted with $ N/A.
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      Peter J. Fiscina, President


GUARANTOR:


By:    /s/ PETER J. FISCINA
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      Peter J. Fiscina, Individually


By:    /s/ ALBERT R. AYALA
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      Albert R. Ayala, Individually


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